EXHIBIT 99.1
Steel Partners Holdings Declares
Special One-Time Dividend of $.15 per Unit

- Board Action Follows Recent Approval of New Unit Repurchase Program -

NEW YORK, N.Y. - December 22, 2016--Steel Partners Holdings L.P. (NYSE:SPLP), a diversified global holding company, today announced that its board of directors has declared a special, one-time cash dividend of $.15 per unit, payable January 13, 2017, to unitholders of record as of January 3, 2017.
Any future determination to declare dividends on its common units will remain at the discretion of Steel Partners’ board of directors and will be dependent upon a number of factors, including the company’s results of operations, cash flows, financial position and capital requirements, among others.
The dividend declaration follows the previously reported approval by the board of directors of the general partner of Steel Partners for the repurchase of up to 2 million of the company’s common units as part of a new unit repurchase program. The program supersedes and cancels all previously approved repurchase programs.
Steel Partners said it expects the unit repurchases to be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market in compliance with applicable laws and regulations. The repurchase program has no termination date, and the timing of the repurchases will depend on a variety of factors, including market conditions. Steel Partners had approximately 26.2 million units outstanding at September 30, 2016, its most recent quarter-end.

In connection with the repurchase program, Steel Partners may enter into a stock purchase plan in conformity with the provisions of Rule 10b5-1 and Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners’ current expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements are based on information currently available to Steel Partners and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, Steel Partners’ subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although Steel Partners believes that the expectations reflected in its forward-looking statements are reasonable and achievable, any such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarterly period ended September 30, 2016, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, Steel Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For more information, contact:
PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com